UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): February 24, 2005



SCOTT'S LIQUID GOLD-INC.
(Exact name of Registrant as specified in its charter)

Colorado                 001-13458                84-0920811
(State or other         (Commission           (I.R.S. Employer
 jurisdiction of         File Number)          Identification No.)
 incorporation)

4880 Havana Street, Denver, CO             80239

(Address of principal executive offices) (Zip Code)

Registrant's telephone number: (303) 373-4860

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]	Written communications pursuant to Rule 425 under the
      Securities Act (17 CFR 230.425)
[  ]	Soliciting material pursuant to Rule 14a-12 under the Exchange
      Act (17 CFR 240.14a-12)
[  ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Total pages: 6
Exhibit index at: 3


Item 2.02	Results of Operations and Financial Condition.

On February 24, 2005, Scott's Liquid Gold-Inc. announced in a press release its operating results for the quarter and year ended
December 31, 2004.  The press release is attached as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(c) 	Exhibits.

	The following exhibit accompanies this Report:

      Exhibit No.        Document
          99             Press Release dated February 24, 2005
                         concerning results of operations.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          SCOTT'S LIQUID GOLD-INC.
                                          (Registrant)

Date:   February 24, 2005                 /s/ Jeffry B. Johnson
                                          ----------------------------
                                          By: Jeffry B. Johnson

                                          Chief Financial Officer and
                                           Treasurer



EXHIBIT INDEX

Exhibit
Number         Document

   99          Press Release dated February 24, 2005 concerning
                results of operations.





                                                       Exhibit 99

For Immediate Release

SCOTT'S LIQUID GOLD-INC.
ANNOUNCES FY2004 OPERATING RESULTS

DENVER, Colorado (February 24, 2005) - Scott's Liquid Gold-Inc.
(OTC BB: "SLGD"), which develops, manufactures and markets household and skin care products, today announced its operating results for the year 2004.

For the twelve months ended December 31, 2004, the Company reported a net loss of ($903,100), or ($0.09) per share, on net sales of approximately $22.6 million. These results compared with a net loss of approximately ($189,600), or ($0.02) per share, on net sales of approximately $24.5 million, in the previous year. Net income of $83,400, was recorded in the fourth quarter of 2004, versus prior year fourth quarter net income of $742,100. Net sales of $7,013,600 in the quarter ended December 31, 2004, compared with net sales of $7,103,400 in the year-earlier period.

Mark E. Goldstein, Chairman of the Board and Chief Executive Officer, commented "During 2004 we experienced a small increase in sales of household chemical products primarily because of the increased distribution of Scott's Liquid Gold for wood. The Company commenced in May, 2004 the introduction of an additional wood care product in a wipe form during this period; however, sales have been minimal so far. During 2004 the Company experienced a decrease in sales of our skin care products. This decrease is attributable in large part to a decrease in sales of the Montagne Jeunesse line of products because of a decrease in the number of display promotions at retailers in the first half of 2004 versus 2003 and to 2003 products that had not sold through retail stores until 2004 thus resulting in fewer sales by the Company. Unit sales of the Company's earlier-established alpha hydroxy acid products also dropped. Our net loss for 2004 was $903,100 versus a loss of $189,600 in 2003. The loss for 2004 was primarily due to slower sales of Montagne Jeunesse products and reduced gross profit over all product lines in 2004 versus 2003. Our reduced profit margin was caused by a combination of a greater percentage of promotional allowances, a slight increase in raw material and Montagne Jeunesse sachet costs, reduced prices on some holiday promotions in 2004 versus 2003 and spreading the ongoing manufacturing costs over the lower aggregate number of units sold."

Scott's Liquid Gold-Inc. develops, manufactures and markets high quality household and consumer products, including Scott's Liquid Gold wood cleaners/preservatives, Touch of Scent air fresheners, Alpha Hydrox skin care products, and Neoteric Diabetic Skin Care products. Scott's Liquid Gold-Inc. also distributes skin care and other sachets of Montagne Jeunesse. The Company is headquartered in Denver, Colorado, and its common stock trades on the OTC Bulletin Board under the symbol "SLGD".

Additional information on Scott's Liquid Gold-Inc. and its products can be accessed on the World Wide Web: www.scottsliquidgold.com, www.alphahydrox.com, www.touchofscent.com, and www.neotericdiabetic.com.

This press release may contain "forward-looking" statements within the meaning of U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the Company's performance inherently involve risks and uncertainties that could cause actual results to differ from such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace; acceptance in the marketplace of the Company's new product lines; competitive factors; continuation of the Company's distributorship agreement with Montagne Jeunesse; the need for effective advertising of the Company's products; limited resources available for such advertising; new product introductions by others; technological changes; dependence upon third-party vendors and upon sales to major customers; changes in the regulation of the Company's products, including applicable environmental regulations; the loss of any executive officer; and other risks discussed in this release and in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact:
Jeffry B. Johnson at (303) 373-4860

SCOTT'S LIQUID GOLD-INC.
and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS



                      Quarter ended December 31,   Year Ended December 31,
                      --------------------------  -------------------------
                          2004          2003          2004          2003
                      -----------   -----------   -----------   -----------
Net sales             $ 7,013,600   $ 7,103,400   $22,647,200   $24,470,700

Operating costs
 and expenses:
     Cost of sales      4,057,600     3,645,000    12,907,200    12,868,500
     Advertising          405,300       172,100     1,143,400     1,843,800
     Selling            1,642,200     1,741,200     5,804,800     6,151,500
     General and
      Administrative      785,500       766,400     3,557,900     3,641,500
                      -----------   -----------   -----------   -----------
                        6,890,600     6,324,700    23,413,300    24,505,300
                      -----------   -----------   -----------   -----------

Income (loss) from
  Operations              123,000       778,700      (766,100)      (34,600)
Interest income            11,600        11,700        42,500        58,300
Interest expense          (49,500)      (48,300)     (177,800)     (213,300)
                      -----------   -----------   -----------   -----------
                           85,100       742,100      (901,400)     (189,600)
                      -----------   -----------   -----------   -----------

Income tax expense          1,700       -               1,700       -
                      -----------   -----------   -----------   -----------

Net income (loss)     $    83,400   $   742,100   $  (903,100)  $  (189,600)
                      ===========   ===========   ===========   ===========

Net income (loss) per
  common share:
     Basic            $   -         $      0.07   $     (0.09)  $     (0.02)
                      ===========   ===========   ===========   ===========
     Diluted          $   -         $      0.07   $     (0.09)  $     (0.02)
                      ===========   ===========   ===========   ===========
Weighted average
  shares outstanding:
     Basic             10,434,000    10,343,500    10,404,500    10,209,200
                      ===========   ===========   ===========   ===========
     Diluted           10,434,000    10,427,500    10,404,500    10,209,200
                      ===========   ===========   ===========   ===========